Exhibit 32.1

CERTIFICATION PURSUANT
TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Red Mountain Resources, Inc. (the “Company”) for the year ended May 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 12, 2012	/s/ Alan W. Barksdale Name: Alan W. Barksdale Title: Chief Executive Officer (Principal Executive Officer)

Date: September 12, 2012	/s/ Hilda D. Kouvelis Name: Hilda D. Kouvelis Title: Chief Accounting Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.